Exhibit 99.1

LOS ANGELES  •  MONTREAL  •  LONDON  •  TOKYO  •  HYDERABAD  •  HONOLULU  •  BUCHAREST

INVESTOR RELATIONS CONTACT:

Andrew Greenebaum / Allyson Pooley

Integrated Corporate Relations
 Phone:  310.395.2215

JAMDAT ANNOUNCES EARLY TERMINATION
OF HART-SCOTT-RODINO WAITING PERIOD

LOS ANGELES, CA (January 4, 2006) – Global wireless entertainment publisher JAMDAT Mobile Inc. (NASDAQ: JMDT) announced today that the waiting period imposed by the Hart-Scott-Rodino Act in connection with its proposed acquisition by Electronic Arts Inc. was terminated effective as of January 3, 2006.

The transaction remains subject to various closing conditions, including the approval of stockholders of JAMDAT and foreign antitrust regulatory approval.  The proposed transaction was announced December 8, 2005, and is expected to close in the quarter ending March 31, 2006.

About JAMDAT Mobile Inc.

JAMDAT Mobile Inc. is a global publisher of wireless entertainment applications, including games, ring tones, images and other content.  JAMDAT’s application portfolio is based on original and licensed intellectual properties and includes JAMDAT Bowling, Tetris®, Downtown Texas Hold ‘Em, Lemonade Tycoon®, Bejeweled®, The Lord of the Rings®, Tony Hawk’s® Underground and Scrabble®.  JAMDAT distributes its applications through wireless carriers around the world. For more information, please visit www.jamdat.com.

Safe Harbor Statement — JAMDAT Mobile Inc.

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for JAMDAT’s markets and the demand for its products. Factors that could cause JAMDAT’s actual results to differ materially from these forward-looking statements include its ability to integrate the acquisition of Blue Lava Wireless, anticipated growth in the handset market, its ability to effectively market and sell products in diverse market segments, its reliance on a limited number of products and third-party vendors and distributors, its ability to expand studio operations, increases in fulfillment costs, disruptions to information technology systems, unpredictable events and circumstances relating to international suppliers, increased competition, government regulatory action and general economic conditions.  Please refer to JAMDAT’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made.  JAMDAT undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed acquisition, JAMDAT has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will file a definitive proxy statement with the SEC.  The definitive proxy statement will be mailed to the stockholders of JAMDAT.  JAMDAT’s stockholders are urged to read the proxy statement and other relevant materials because they will contain important

JAMDAT MOBILE INC.

3415 S. SEPULVEDA BLVD. SUITE 700, LOS ANGELES, CA 90034  USA

information about the acquisition and JAMDAT.  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by JAMDAT by going to JAMDAT’s Investor Relations page on its corporate website at http://investor.jamdat.com.

JAMDAT and its officers and directors may be deemed to be participants in the solicitation of proxies from JAMDAT’s stockholders with respect to the acquisition.  Information about JAMDAT’s executive officers and directors and their ownership of JAMDAT common stock is set forth in the proxy statement for JAMDAT’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2005, and the preliminary proxy statement filed on December 22, 2005.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of JAMDAT and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Electronic Arts and its officers and directors may be deemed to have participated in the solicitation of proxies from JAMDAT’s stockholders in favor of the approval of the acquisition. Information concerning Electronic Arts’ directors and executive officers is set forth in Electronic Arts’ proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on June 24, 2005, and Annual Report on Form 10-K filed with the SEC on June 7, 2005.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Electronic Arts’ Investor Relations Website at http://investor.ea.com.